SCHEDULE II
                                       INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/11/96            5,000-            7.0998
          GAMCO INVESTORS, INC.
                                 9/25/96            7,500-            7.8333
                                 9/13/96              250-            7.5000
                                 9/09/96            1,000-            7.1250
                                 8/29/96              350-            7.1250
                                 8/26/96            4,000-            6.8844
                                 8/20/96            1,100-            6.8750
                                 8/19/96            9,000-            6.8333
                                 8/12/96              250-            7.1250
                                 8/02/96            5,000-            7.0000
                                 7/29/96              250-            6.0000




















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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